Exhibit 10.39

AMENDMENT TO CEC ENTERTAINMENT, INC.

DEVELOPMENT AGREEMENT

FOR THE STATE OF MINNESOTA

The CEC Entertainment, Inc. Development Agreement between                                          (“Developer” or “You”) and CEC Entertainment, Inc. (“Franchisor”) dated                              (the “Agreement”) shall be amended by the addition of the following language, which shall be considered an integral part of the Agreement (the “Amendment”):

MINNESOTA LAW MODIFICATIONS

1. The Commissioner of Commerce for the State of Minnesota requires that certain provisions contained in franchise documents be amended to be consistent with Minnesota Franchise Act, Minn. Stat. Section 80.01 et seq., and of the Rules and Regulations promulgated under the Act (collectively the “Franchise Act”). To the extent that the Agreement and Offering Circular contain provisions that are inconsistent with the following, such provisions are hereby amended:

a.	Franchise Act, Sec. 80C.14, Subd. 4., requires, except in certain specified cases, that Developer be given written notice of Franchisor’s intention not to renew 180 days prior to expiration of the franchise and that Developer be given sufficient opportunity to operate the franchise in order to enable Developer the opportunity to recover the fair market value of the franchise as a going concern. If the Agreement contains a provision that is inconsistent with the Franchise Act, the provisions of the Agreement shall be superseded by the Act’s requirements and shall have no force or effect.

b.	Franchise Act, Sec. 80C.14, Subd. 3., requires, except in certain specified cases, that Developer be given 90 days notice of termination (with 60 days to cure). If the Agreement contains a provision that is inconsistent with the Franchise Act, the provisions of the Agreement shall be superseded by the Act’s requirements and shall have no force or effect.

c.	If the Agreement requires Developer to execute a release of claims or to acknowledge facts that would negate or remove from judicial review any statement, misrepresentation or action that would violate the Franchise Act, such release shall exclude claims arising under the Franchise Act, and such acknowledgments shall be void with respect to claims under the Act.

d.	If the Agreement requires that it be governed by a state’s law, other than the State of Minnesota, those provisions shall not in any way abrogate or reduce any rights of Developer as provided for in the Franchise Act, including the right to submit matters to the jurisdiction of the courts of Minnesota.

e.	If the Agreement requires Developer to sue Franchisor outside the State of Minnesota, those provisions shall not in any way abrogate or reduce any rights of Developer as provided for in the Franchise Act, including the right to submit matters to the jurisdiction of the courts of Minnesota.

f.	Minn. Rule 2860.4400J. prohibits Franchisor from requiring You to consent to liquidated damages and prohibits waiver of a jury trial. If the Agreement contains a provision that is inconsistent with the Minn. Rule, the provisions of the Agreement shall be superseded by the Minn. Rule’s requirements and shall have no force or effect.

2. Each provision of this Agreement shall be effective only to the extent that the jurisdictional requirements of the Minnesota law applicable to the provision are met independent of this Amendment. This Amendment shall have no force or effect if such jurisdictional requirements are not met.

3. As to any state law described in this Amendment that declares void or unenforceable any provision contained in the Development Agreement, Franchisor reserves the right to challenge the enforceability of the state law by, among other things, bringing an appropriate legal action or by raising the claim in a legal action or arbitration that you have initiated.

IN WITNESS WHEREOF, the parties hereto have fully executed, sealed and delivered this Amendment to the Agreement on                             , 20    .

FRANCHISOR:	DEVELOPER:

CEC Entertainment, Inc.

By:	By:
Name:	Name:
Title:	Title:

Witness:	Witness:

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